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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-214540) and related Prospectus of BeiGene, Ltd. dated November 17, 2016 and to the incorporation by reference therein our report dated March 29, 2016, with respect to the consolidated financial statements of BeiGene, Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Beijing, People's Republic of China

November 17, 2016

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  Exhibit 23.1